Exhibit 10.2
CHATHAM LODGING TRUST

Performance-Based Long-Term Incentive Plan Unit Award Agreement

THIS PERFORMANCE-BASED LONG-TERM INCENTIVE PLAN UNIT AWARD AGREEMENT (the “Agreement”), dated as of the 1st day of March 2017, governs the Performance-Based Long-Term Incentive Plan Unit Award granted by CHATHAM LODGING TRUST, a Maryland real estate investment trust (the “Company”), to ________________ (the “Participant”), as an Other Equity-Based Award issued in accordance with and subject to the provisions of the Company’s Equity Incentive Plan, as amended through the date hereof (the “Plan”), and the Agreement of Limited Partnership, dated as of April 21, 2010, as amended through the date hereof (the “Partnership Agreement”) of Chatham Lodging, L.P., a Delaware limited partnership (“Chatham OP”). A copy of the Plan has been made available to the Participant. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

1.    Grant of LTIP Unit Award. In accordance with the Plan, and effective as of March 1, 2017 (the “Date of Grant”), the Company granted to the Participant, subject to the terms and conditions of the Plan and this Agreement, an Other Equity-Based Award of _______Class A Performance LTIP Units (as defined in the Partnership Agreement) (the “LTIP Unit Award”).

2.    Performance Vesting. The Participant’s interest in the Class A Performance LTIP Units covered by this LTIP Unit Award shall become vested and non-forfeitable (“Vested”) based on the attainment of Total Shareholder Return (“TSR”) hurdles between March 1, 2017 through February 29, 2020 (“Performance Period”) in relation to the TSR performances of those companies in its Peer Group (as that term is defined herein). The LTIP Unit Award vests as follows:

(a)    The number of Class A Performance LTIP Units that most nearly equals fifty percent (50%) of the LTIP Unit Award issued pursuant to this Agreement shall vest on March 1, 2020, if the TSR for the Performance Period is at the 25th percentile in comparison with the Peer Group (“Relative Performance Threshold”).

(b)    The number of Class A Performance LTIP Units that most nearly equals one hundred percent (100%) of the LTIP Unit Award issued pursuant to this Agreement shall vest on March 1, 2020, if the TSR for the Performance Period is at the 50th percentile in comparison with the Peer Group (“Relative Performance Target”).

(c)    The number of Class A Performance LTIP Units that most nearly equals one hundred and fifty percent (150%) of the LTIP Unit Award issued pursuant to this Agreement shall vest on March 1, 2020, if the TSR for the Performance Period is at the 75th percentile in comparison with the Peer Group (“Relative Performance Maximum”).

(d)    If the TSR for the Performance Period falls at a percentile that is in between the Relative Performance Threshold and the Relative Performance Target or the Relative Performance Target and the Relative Performance Maximum, the number of Class A Performance LTIP Units of the LTIP Unit Award issued shall be calculated by straight-line interpolation.

Except as provided in paragraph 3, Class A Performance LTIP Units covered by this LTIP Unit Award may become Vested in accordance with this paragraph 2 only if the Participant remains in the continuous employ of the Company or an Affiliate for the entire Performance Period.

3.    Special Vesting Rules. Paragraph 2 to the contrary notwithstanding, the Class A Performance LTIP Units covered by this LTIP Unit Award shall become Vested as follows:

(a)    The Participant’s interest in all of the Class A Performance LTIP Units covered by this LTIP Unit Award, to the extent not previously Vested, shall become Vested on the date that the Participant’s employment with the Company and its Affiliates terminates or is terminated if (i) such termination occurs on or after March 1, 2017, (ii) the Participant’s employment with the Company and its Affiliates terminates or is terminated on account of the Participant’s death, Disability, a termination by the Company without Cause or a termination by the Participant with Good Reason (each as defined below) and (iii) the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the date of such termination.

(b)    The Participant’s interest in all of the Class A Performance LTIP Units covered by this LTIP Unit Award, to the extent not previously Vested, shall become Vested on a Control Change Date if (i) such Control Change Date occurs on or before February 29, 2020 and (ii) the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the Control Change Date.

4.    Forfeiture. Subject to the provisions of Paragraphs 2 and 3 hereof, any Class A Performance LTIP Units covered by this LTIP Unit Award that have not become Vested on or before the date that the Participant’s employment with the Company and its Affiliates terminates or is terminated shall be forfeited on the date that the Participant’s employment with the Company and its Affiliates terminates or is terminated for any reason. The Participant shall have no further right or interest in any of the Class A Performance LTIP Units covered by this LTIP Unit Award that are forfeited in accordance with the two preceding sentences.

5.    Transferability. Class A Performance LTIP Units covered by this LTIP Unit Award that have not become Vested cannot be transferred. Class A Performance LTIP Units covered by this LTIP Unit Award may be transferred, subject to the requirements of applicable securities laws, after they become Vested.

6.    Distributions and Unitholder Rights. In consideration of the grant of this LTIP Unit Award, the Participant agrees that: (i) the Class A Performance LTIP Units cannot be voted by the Participant before the date that they become Vested (the “Vesting Date”); (ii) the Participant shall only be entitled, during the period prior to the Vesting Date of any Class A Performance LTIP Unit, to receive 10% of the distributions made on a common unit of limited partnership interest (“Common Unit”) in Chatham OP (the “Pre-Vesting Distributions”), (iii) to the extent any of the Class A Performance Units become Vested, Chatham OP will pay to the Participant a special distribution on the Vesting Date in an amount equal to (x) the aggregate amount of distributions that would have been received on such Vested Class A Performance Unit had the limitation described in (ii) above not applied, minus (y) the aggregate amount of distributions previously received pursuant to (ii) above on all Class A Performance Units that were issued to the Participant on the date hereof, including any Class A Performance Units that did not vest on the Vesting Date; and (iv) other than the distributions described in clauses (ii) and (iii) of this sentence, no cash amount will be paid with respect to any of the Class A Performance LTIP Units that do not become Vested. The Company shall retain custody of the certificates evidencing the Class A Performance LTIP Units covered by this LTIP Unit Award (and any Units received as a dividend or distribution on this LTIP Unit Award) until the date the Class A Performance LTIP Units become Vested and the Participant hereby appoints the Company’s Secretary as the Participant’s attorney in fact, with full power of substitution, with the power to transfer to the Company and cancel any Class A Performance LTIP Units covered by this LTIP Unit Award that are forfeited under Paragraph 4.

7.    Definitions. For purposes of this Agreement, the following terms have the following definitions:

(a)    Cause means (i) the Participant’s failure to perform a material duty or the Participant’s material breach of an obligation under an agreement with the Company or a breach of a material and written Company policy other than by reason of mental or physical illness or injury, (ii) the Participant’s breach of a fiduciary duty to the Company, (iii) the Participant’s conduct that is demonstrably and materially injurious to the Company, materially or otherwise or
(iv) the Participant’s conviction of, or plea of nolo contendre to, a felony or crime involving moral turpitude or fraud or dishonesty involving assets of the Company and that in all cases is described in a written notice from the Board and that is not cured, to the reasonable satisfaction of the Board, within thirty (30) days after such notice is received by the Participant.

(b)    Disability means that the Participant is “disabled” (as defined in Code section 409A(a)(2)(c)).

(c)    Good Reason means (i) the Company’s material breach of an agreement with the Participant or a direction from the Board that the Participant act or refrain from acting which in either case would be unlawful or contrary to a material and written Company policy, (ii) a material diminution in the Participant’s duties, functions and responsibilities to the Company and its Affiliates without the Participant’s consent or the Company preventing the Participant from fulfilling or exercising the Participant’s material duties, functions and responsibilities to the Company and its Affiliates without the Participant’s consent, (iii) a material reduction in the Participant’s base salary or annual bonus opportunity or (iv) a requirement that the Participant relocate the Participant’s employment more than fifty (50) miles from the location of the Participant’s principal office on the Date of Grant, without the consent of the Participant. The Participant’s termination shall not be a termination with Good Reason unless the Participant gives the Board written notice (delivered within thirty (30) days after the Participant knows of the event, action, etc. that the Participant asserts constitutes Good Reason), the event, action, etc. that the Participant asserts constitutes Good Reason is not cured, to the reasonable satisfaction of the Participant, within thirty (30) days after such notice and the Participant resigns effective not later than thirty (30) days after the expiration of such cure period.

(d)    Total Shareholder Return (or TSR) means, with respect to the measurement periods described in Sections 2(a), (b), (c) and (d) above, the total percentage return per Common Share based on the closing price of a Common Share on the New York Stock Exchange (“NYSE”) on the last trading day immediately preceding the first day of the applicable measurement period compared to the closing price of a Common Share on the NYSE on the last trading day of such measurement period and assuming contemporaneous reinvestment in Common Shares of all dividends and other distributions at the closing price of a Common Share on the date such dividend or other distribution was paid.

(e)    Peer Group means the companies in the SNL US Hotel REIT Index. Any company that ceases to be a composite company for the full three-year Performance Period shall not be included in the calculation. The constituents in the SNL US Hotel REIT Index as of the Date of Grant are listed on Schedule I attached hereto.

8.    No Right to Continued Employment. This Agreement and the grant of the LTIP Unit Award does not give the Participant any rights with respect to continued employment by the Company or an Affiliate. This Agreement and the grant of the LTIP Unit Award shall not interfere with the right of the Company or an Affiliate to terminate the Participant’s employment.

9.    Incorporation of Plan. Notwithstanding anything herein to the contrary, this LTIP Unit Award shall be subject to all of the terms and conditions of the Plan and the Partnership Agreement.

10.    Taxes. The Partnership and the Participant intend that (i) the Class A Performance LTIP Units be treated as a “profits interest” as defined in IRS Revenue Procedure 93-27, as clarified by Revenue Procedure 2001-43, (ii) the issuance of such Class A Performance LTIP Units not be a taxable event to the Partnership or the Participant as provided in such revenue procedure, and (iii) the Partnership Agreement, the Plan and this Agreement be interpreted consistently with such intent.

11.    Covenants. The Participant hereby covenants as follows:

(a)    So long as the Participant holds any of the Class A Performance LTIP Units, the Participant shall disclose to Chatham OP in writing such information as may be reasonably requested with respect to ownership of the Class A Performance LTIP Units as Chatham OP may deem reasonably necessary to ascertain and to establish compliance with provisions of the Code applicable to Chatham OP or to comply with requirements of any other appropriate taxing authority.

(b)    The Participant hereby agrees that it does not have the intention to dispose of the Units within two years of receipt of such Class A Performance LTIP Units. Chatham OP and the Participant hereby agree to treat the Participant as the owner of the Class A Performance LTIP Units from the Date of Grant. The Participant hereby agrees to take into account the distributive share of Chatham OP income, gain, loss, deduction, and credit associated with the Class A Performance LTIP Units, as determined in accordance with the partnership agreement, in computing the Participant’s income tax liability for the entire period during which the Participant has the Class A Performance LTIP Units.

(c)    The Participant hereby agrees to make an election under Section 83(b) of the Code with respect to the Class A Performance LTIP Units awarded hereunder, and has delivered with this Agreement a completed, executed copy of the election form attached hereto as Annex A . The Participant agrees to file the election (or to permit the Partnership to file such election on the Participant’s behalf) within thirty (30) days after the Date of Grant with the IRS Service Center at which such Participant files his personal income tax returns, and to file a copy of such election with the Participant’s U.S. federal income tax return for the taxable year in which the Class A Performance LTIP Units are awarded to the Participant.

(d)    The Participant hereby recognizes that the IRS has proposed regulations under Sections 83 and 704 of the Code that may affect the proper treatment of the Class A Performance LTIP Units for federal tax purposes. In the event that those proposed regulations are finalized, the Participant hereby agrees to cooperate with Chatham OP in amending this Agreement and the Partnership Agreement, and to take such other action as may be required, to conform to such regulations.

(e)    The Participant hereby recognizes that the U.S. Congress is considering legislation that would change the federal tax consequences of owning and disposing of the Class A Performance LTIP Units.

12.    Governing Law. This Agreement shall be governed by the laws of the State of Maryland except to the extent that Maryland law would require the application of the laws of another State.

13.    Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the Date of Grant.

14.    Participant Bound by Plan. The Participant hereby acknowledges that a copy of the Plan has been made available to the Participant and the Participant agrees to be bound by all the terms and provisions of the Plan.

15.    Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon the Participant and the Participant’s successors in interest and the Company and any successors of the Company.

[signature page follows]

IN WITNESS WHEREOF, the Company, the Partnership and the Participant have executed this Agreement as of the date first set forth above.

CHATHAM LODGING TRUST

By:
Name:
Title:

CHATHAM LODGING, L.P.

By: Chatham Lodging Trust,
its General Partner

By:
Name:
Title:

PARTICIPANT

By:
Name:

ANNEX A
ELECTION TO INCLUDE IN GROSS INCOME IN YEAR OF
TRANSFER OF PROPERTY PURSUANT TO SECTION 83(b)
OF THE INTERNAL REVENUE CODE
     The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.	The name, address and taxpayer identification number of the undersigned are: Name: ______________ (the “Taxpayer”)

Address:

Social security number:

2.	Description of property with respect to which the election is being made:

The election is being made with respect to _________ Class A Performance LTIP Units in Chatham Lodging, L.P. (the “Partnership”).

3.	The date on which the Class A Performance LTIP Units were transferred is March 1, 2017. The taxable year to which this election relates is calendar year 2017.

4.	Nature of restrictions to which the Class A Performance LTIP Units are subject:

(a)	The Class A Performance LTIP Units are subject to a substantial risk of forfeiture and are nontransferable on the date of transfer.

(b)
The Class A Performance LTIP Units are subject to forfeiture to the extent unvested upon a termination of service with the Company under certain circumstances or in the event that certain performance objectives are not satisfied. These restrictions lapse over time and upon the satisfaction of certain conditions as set forth in an agreement between the taxpayer and the Company. In addition, the Class A Performance LTIP Units are subject to certain transfer restrictions pursuant to such agreement and the Agreement of Limited Partnership, dated as of April 21, 2010, as amended through the date hereof of Chatham Lodging, L.P., a Delaware limited partnership, should the taxpayer wish to transfer the Class A Performance Units.

5.
The fair market value at the time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the Class A Performance LTIP Units with respect to which this election is being made was $0 per Class A Performance LTIP Unit.

6.	The amount paid by the Taxpayer for the Class A Performance LTIP Units was $0 per Class A Performance LTIP Unit.

7.	A copy of this statement has been furnished to the Partnership and to its general partner, Chatham Lodging Trust.

Dated:	March 1, 2017
Signature of the Taxpayer

Taxpayer’s name and address:

  The undersigned hereby consents to the making, by the undersigned’s spouse, of the foregoing election pursuant to Section 83(b) of the Internal Revenue Code.

Dated:	March 1, 2017
Signature of the Taxpayer’s Spouse

Spouse’s name and address:

Schedule to Section 83(b) Election-Vesting Provisions of Series A Performance LTIP Units
     The Series A Performance LTIP Units are subject to performance-based vesting during the period commencing on March 1, 2017 and ending on February 29, 2020, subject to satisfaction at those times of certain performance objectives and to acceleration in the event of certain extraordinary transactions or termination of the Taxpayer’s employment for cause in certain circumstances. Unvested Class A Performance LTIP Units are subject to forfeiture in the event of the termination of the Taxpayer’s employment with Chatham Lodging Trust or its affiliates in certain circumstances.

SCHEDULE I

“Peer Group”

Ticker Company		City	State	Industry
APLE	Apple Hospitality REIT Inc.	Richmond	VA	REIT & Property Company
AHT	Ashford Hospitality Trust	Dallas	TX	REIT & Property Company
CHSP	Chesapeake Lodging Trust	Annapolis	MD	REIT & Property Company
DRH	DiamondRock Hospitality Co.	Bethesda	MD	REIT & Property Company
FCH	FelCor Lodging Trust Inc.	Irving	TX	REIT & Property Company
HT	Hersha Hospitality Trust	Harrisburg	PA	REIT & Property Company
LHO	LaSalle Hotel Properties	Bethesda	MD	REIT & Property Company
PEB	Pebblebrook Hotel Trust	Bethesda	MD	REIT & Property Company
RLJ	RLJ Lodging Trust	Bethesda	MD	REIT & Property Company
RHP	Ryman Hospitality Properties	Nashville	TN	REIT & Property Company
INN	Summit Hotel Properties Inc.	Austin	TX	REIT & Property Company
SHO	Sunstone Hotel Investors Inc.	Aliso Viejo	CA	REIT & Property Company
XHR	Xenia Hotels & Resorts Inc.	Orlando	FL	REIT & Property Company